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                                                                     EXHIBIT 3.3


                            CERTIFICATE OF FORMATION

                                       OF

                            DOUGLAS DYNAMICS, L.L.C.

     The undersigned, for purposes of forming a limited liability company in accordance with the laws of the State of Delaware, hereby states as follows:

     1. The name of the limited liability company is Douglas Dynamics, L.L.C.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Douglas Dynamics, L.L.C. this 26th day of June, 1995.

                                   /s/ Thomas A. Simonis
                                   --------------------------------------
                                   Thomas A. Simonis
                                   Sole Organizer